U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported).................................................................. February 7, 2005

SULPHCO, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-27599 (Commission file number)	88-0224817 (I.R.S. Employer Identification Number)

 850 Spice Islands Drive, Sparks, NV 89431

(Address of principal executive offices)

(775)-829-1310

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

            As previously reported, effective August 6, 2004, SulphCo, Inc. (the “Company”) entered into a Collaboration Agreement with ChevronTexaco Energy Technology Co. (“ChevronTexaco”), a unit of ChevronTexaco Corp., to further evaluate and develop the Company’s ultrasound technology. Effective February 6, 2005, the parties amended the Collaboration Agreement in order to extend Phase 1 activities by an additional three months and to modify an exclusivity provision which originally was applicable during Phase 1 and for a period of six months thereafter.  All of the other terms of the Collaboration Agreement remain the same.

            Extension of Phase 1 - Phase 1 formally commenced on August 6, 2004, upon signing of the Collaboration Agreement, and was scheduled to be completed by February 6, 2005. However, effective February 6, 2005, the parties to the Collaboration Agreement amended the Collaboration Agreement to extend the initial phase of the collaboration, Phase 1, by an additional three months to May 6, 2005, to allow more time to carry out further testing of our technology. Under the terms of the Collaboration Agreement completion of Phase 1 requires achievement of the following stated objectives: (1) all negotiations of the licensing agreement between ChevronTexaco and us shall have been mutually concluded; and (2) the parties shall have mutually agreed that the laboratory scale tests of “proof of commercialization” (as defined above) have been demonstrated.

             Amendment of Exclusivity Provision - The Collaboration Agreement, as originally entered into on August 6, 2004, provided that during Phase 1 and for a six month period thereafter (but in no event less than one year or greater than three years) we were not allowed to enter into any arrangement with a third party (other than a government not-for-profit agency or academic institution) to license our technology or otherwise identify potential processes, in either case in the field of collaboration.  Effective February 6, 2005, the parties agreed to modify this exclusivity provision by deleting it from the Collaboration Agreement and instead expressly allowing us to collaborate with a third party during Phase 1 so long as (1) ChevronTexaco is offered the opportunity to participate in such collaboration, (2) all improvements made by a third party in the course of such third party collaboration are made available to both ChevronTexaco and us under the Collaboration Agreement and any subsequent agreements between ChevronTexaco and us, and (3) the third party is not granted the right to sublicense our technology.

Item 9.01.   Exhibits

10.32   Letter Agreement dated February 4, 2005, by and between SulphCo, Inc. and ChevronTexaco Energy Technology Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SULPHCO, INC.
(Registrant)

Date: February 10, 2005	/s/ Rudolf W. Gunnerman
Rudolf W. Gunnerman,
Chairman and Chief Executive Officer